Exhibit 4.1

SUBSCRIPTION AGREEMENT

Mr. Michael O’Shea

Chief Executive Officer

110 Renaissance Circle

Mauldin, SC 29662

Re:	Xcelerate, Inc.;

Up to 20,000,000 Shares of Common Stock (the "Shares")

Gentlemen:

In connection with your offer and our subscription of                                                      ($                               ) in principal amount to purchase _________________________ shares of Common Stock, par value $____. per share (the "Shares”), of Xcelerate Inc., a Florida corporation (the "Company"), at a purchase price of $_____ per Share, the undersigned subscriber hereby represents, warrants, covenants and agrees with you that at the time of such offer and subscription and as of the date of this agreement:

1.           Subscription. The undersigned sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Form 1-A, Offering Circular and all exhibits and attachments filed with the Securities and Exchange Commission (the "Offering Circular"). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement is complete and accurate, and presents a true statement of the undersigned's financial condition.

2.          Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and to obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of this investment. The undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Company's operations. The undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company's discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this offering and from this investment.

(iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Shares.

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(v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996 and/or are exempt from such registration under Regulation A, as amended by the JOBS Act. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an "accredited investor."

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of this investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is a limited public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate this investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Shares have been made within the state indicated below his, her or its signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix) The undersigned has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he, she or it resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is over the age of twenty-one years.

3.           No Escrow. You have advised me that the subscription for the Shares is part of an offering of Shares being offered by the Company in accordance with Regulation A, as promulgated under the 1933 Act. This offering is for up to $1,000,000 in total gross subscriptions (the "Offering"), undertaken on a "best efforts" basis until the entire Offering is sold. As such, the Company can make no representation as to the amount of subscriptions it may raise as part of the Offering and the failure of the Company to raise all or a significant portion of the aggregate proceeds of the Offering may have a negative impact on the Company's ability to successfully implement and develop its business plan. Funds subscribed herein will not be placed in escrow. This means that the Company can use my funds immediately upon acceptance of this subscription, regardless of the amount raised.

4.           Issuer-Directed Offering; The undersigned understands that the offering is being conducted by the Company and through Network 1 Financial Securities, Inc. (“Network 1”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”), who is assisting the Company as a placement agent in the Offering.

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5.           Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The undersigned's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the undersigned's jurisdiction.

6.          Valuation. The undersigned acknowledges that the price of the Shares was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned's investment will bear a lower valuation.

7.          Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker dealers, placement agents, Shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned's representations and warranties herein or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 7 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney's fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 7 of this Subscription Agreement.

8.          Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

9.           Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Florida.

10.         Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

11.         Restricted Party. The undersigned: (1) is not listed in the Annex to the Executive Order No. 13224 of September 23, 2001 – Blocking Property and Prohibiting Transactions With Persons who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”) or is otherwise subject to the provisions of the Executive Order; (2) is not listed on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury, as updated or amended from time to time, or any similar list issued by OFAC; and (3) does not have any property blocked, or subject to seizure, forfeiture or confiscation, by any order relating to terrorism or money laundering issued by the President, Attorney General, Secretary of State, Secretary of Defense, Secretary of the Treasury or any other U.S. State or Federal governmental official or entity (in any case, a “Restricted Party”).

12.         Source of Funds. The funds used by the undersigned exclude any funds received or derived from a Restricted Party or from any person or entity involved in the violation of any U.S. State or Federal law relating to terrorism, including, without limitation: (1) the Executive Order; (2) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (3) the Money Laundering Control Act of 1986, Public Law 99-570.

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The undersigned has (have) executed this Subscription Agreement on this _______ day of ____________, 2022.

SUBSCRIBER

__________________________________________________________
Signature

__________________________________________________________
(Print Name of Subscriber)

__________________________________________________________
(Street Address)

_________________________________________________________
(City, State and Zip Code)

__________________________________________________________
(Social Security or Tax Identification Number)

Number of Shares ____________________

Dollar Amount of Shares ($____ per Share) ____________________

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ACCEPTANCE

THE FOREGOING SUBSCRIPTION AGREEMENT IS ACCEPTED BY:

XCELERATE INC.

a Florida corporation

By:

Title:

Date:                                       202__

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